REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of the 18th day of June, 1997, by and between The Todd-AO Corporation, a Delaware corporation ("Company"); Hollywood Digital Limited Partnership, a Delaware limited partnership ("Partnership"); and Hollywood Digital Inc., a Delaware corporation; HDZ Digital Limited Partnership, a Delaware limited partnership; The Palladion Limited Partnership, a Massachusetts limited partnership; Phemus Corporation, a Massachusetts corporation ("Phemus"); Rand Gladden; William Romeo; David Cottrell; and Michael Jackson (collectively, the "Partners"), with reference to the following facts:

         A. Pursuant to that certain Agreement for the Purchase and Sale of Assets of even date herewith (the "Purchase Agreement"), Company is issuing to the Partnership two Convertible Subordinated Notes (the "Notes"), convertible into the Class A Common Stock of the Company (the "Common Stock").

         B. The Notes may be divided and transferred by the Partnership to the Partners as a Partnership distribution.

         C. The Company has agreed to grant to the Partnership and, to the extent they are transferees of the Notes and/or the Common Stock, the Partners, certain registration rights as set forth in this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements, covenants and other provisions contained herein and in the Purchase Agreement, the parties agree as follows:

         Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

                  1.1. Conversion Shares. The Common Stock into which the Notes are convertible.

                  1.2. Exchange Act. The Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  1.3. Holder. The Partnership or any of the Partners which is a holder of the Notes or Registrable Securities.


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                  1.4. Person. An individual, partnership, joint venture,
corporation, trust, unincorporated organization or government or any department or agency thereof.

                  1.5. Registrable Securities. Any shares of Common Stock which are issued or will be issued upon conversion of a Note. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

                  1.6. Registration Expenses. Any and all expenses incident to performance of or compliance with this Agreement, including without limitation,
(i) all SEC and stock exchange or National Association of Securities Dealers registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions and transfer taxes, if any.

                  1.7. Securities Act. The Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  1.8. SEC. The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         Section 2.  Incidental Registration.

                  2.1. Right to Include Registrable Securities. If the Company at any time proposes to register any Common Stock on any form for the general registration of securities under the Securities Act (other than a registration form relating to (i) a registration of a stock option, stock purchase or compensation or incentive plan


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or of stock issued or issuable pursuant to any such plan, or a dividend investment plan, (ii) a registration of stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, or (iii) a registration of stock proposed to be issued in exchange for other securities of the Company), then the Company will at such time give prompt written notice to all Holders of Notes and Registrable Securities of its intention to do so and of such Holders' rights under this
Section 2. Upon the written request of such Holders made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities which the Company has been so requested to register by the Holders thereof to be registered under the Securities Act; provided, that (i) if, at any time after giving written notice of its intention to register any securities but prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in such registration must sell their Registrable Securities to the underwriters of such offering on the same terms and conditions as apply to the Company or the Holder for whose account securities are to be sold, as the case may be. If a registration requested pursuant to this Section 2.1 involves an underwritten public offering, any Holder requesting to be included in such registration may elect in writing, not later than three (3) days prior to the effectiveness of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

                  2.2. Priority in Incidental Registrations. In connection with any registration pursuant to this Section 2 involving an underwritten offering, if the managing underwriter or underwriters advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such registration would have a material adverse effect on such offering (including, without limitation, a significant decrease in the price at which such securities can be sold), then the amount of Registrable Securities to be offered for the accounts of Holders shall be reduced pro rata as to all requesting Holders on the basis of the relative number of shares of Registrable Securities each such Holder has requested to be included in such registration, or such Registrable Securities shall be excluded from such registration, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing


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underwriter or underwriters; provided, however, that if securities are being registered for the account of persons or entities other than the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by Holders than the fraction of similar reductions imposed on such other persons or entities (but not the Company) with respect to the amount of securities they intended to offer.

         Section 3.  Demand Registration.

                  3.1. Generally. From and after the date which is one year after the date upon which at least 50% of the aggregate principal amount of the Notes has been converted into Common Stock, the Holder or Holders who hold, in the aggregate, 50% or more of the Conversion Shares may make one (1) written request for the registration under the Securities Act of all or part of their Registrable Securities (a "Demand Registration") and the Company shall use its best efforts to effect such Demand Registration, so long as such request relates to Registrable Securities constituting 50% or more of the Conversion Shares. Any request for a Demand Registration shall specify the aggregate number of the Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. Within ten (10) days after receipt of such request the Company will given written notice of such registration request to all Holders, and the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) business days after the receipt by the applicable Holder of the Company's notice. Each such request shall also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof. Unless the Holder or Holders requesting the Demand Registration shall give written consent, no other party, including the Company (but excluding another Holder of a Registrable Security), shall be permitted to offer securities under any such Demand Registration. In any registration initiated as a Demand Registration, the Company will pay all Registration Expenses in connection therewith.

                  3.2. Phemus. In addition to the demand registration provided by Section 3.1, from and after the date which is one year after the date upon which its Notes have been converted into Common Stock, Phemus may make one (1) written request for the registration under the Securities Act of all or part of its Registrable Securities (the "Phemus Registration"), subject to the same terms and conditions as are provided in Section 3.1 and elsewhere in this Agreement with respect to the Demand Registration, provided that all costs and expenses of such Phemus Registration, including the reasonable general and administrative costs of the Company relating thereto, are paid for solely by Phemus.

         Section 4. Registration Procedures. If whenever the Company is required to use its best efforts to effect or cause the


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registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

                  4.1. prepare and, in any event within ninety (90) days after the end of the period within which request for registration may be given to the Company (provided, however, if such registration involves an underwritten offering, all Holders requesting to be included in such registration must sell their Registrable Securities to the underwriters of such offering on the same terms and conditions as apply to the Company or the Holder for whose account the securities are to be sold, as the case may be), file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 2 herein at any time prior to the effective date of the registration statement relating thereto. The Company will promptly notify each seller of such Registrable Securities and confirm such advice in writing (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective and
(iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

                  4.2. prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective for a period of not less than six (6) months and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers of Registrable Securities set forth in such registration statement. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company will promptly notify each seller of such Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible;

                  4.3. furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;


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                  4.4. use its best efforts to register or qualify such
Registrable Securities covered by such registration statement under such securities or blue sky laws of any State of the United States as the managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller and underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
Section 4.4, it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  4.5. use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                  4.6. promptly notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4.2 of the Company becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  4.7. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company in writing such information and documents regarding such seller and the distribution of such securities as may be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdictions referred to in Section 4.4.

                  4.8. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any


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notice from the Company of the happening of any event of the kind described in
Section 4.6, such Holder will forthwith discontinue disposition of Registrable Securities under such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.6, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4.2 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.6 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.6.

Notwithstanding anything to the contrary in this Section 4, the Company shall not be required to prepare and file any registration statement (i) if, upon the advice of counsel, such registration statement requires the disclosure of any material item for which the Company has not made a public disclosure, or (ii) requires the submission of any financial statement of the Company in addition to the Company's annual audited and quarterly unaudited financial statements required to be filed with the SEC pursuant to the Exchange Act.

         Section 5. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder to the extent required from time to time to enable the Holders to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         Section 6.  Miscellaneous.

                  6.1. Holdback Agreement. If any registration in which a Holder is participating shall be in connection with an underwritten public offering, such Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and to use such Holder's best efforts not to effect any such public sale or distribution of any other equity security of the Company or of any equity security, of the Company (in each case, other than as part of such underwritten public offering) within thirty (30) days before or the lesser of (a) one hundred eighty (180) days after the


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effective date of such registration or (b) the time period during which the directors and officers of the Company are subject to a lock-up agreement.

                  6.2. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of Holders (which must include Phemus Corporation) holding or entitled to issuance of seventy-five percent (75%) of the Registrable Securities. All Holders shall be bound by any consent authorized by this Section 6.2.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                      "Company"

                                      THE TODD-AO CORPORATION


                                      By:  /s/ Salah Hassanein
                                           ------------------------------------
                                      Its:
                                           ------------------------------------


                                      "Partnership"

                                      HOLLYWOOD DIGITAL LIMITED PARTNERSHIP


                                      By:  HOLLYWOOD DIGITAL, INC., Its
                                           General Partner


                                           By:  /s/ David P. Malm
                                                -------------------------------
                                           Its:
                                                -------------------------------


                                      "Partners"

                                      HOLLYWOOD DIGITAL, INC.


                                      By:  /s/ David P. Malm
                                           ------------------------------------
                                      Its:
                                           ------------------------------------



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                                      THE PALLADION LIMITED PARTNERSHIP

                                      By:  HALPERN, DENNY AND ZOOK, INC.,
                                           Its general partner


                                           By:  /s/ David P. Malm
                                                -------------------------------
                                           Its:
                                                -------------------------------


                                      HDZ DIGITAL LIMITED PARTNERSHIP

                                      By:  HALPERN, DENNY AND ZOOK LIMITED
                                           PARTNERSHIP II

                                           By:  HALPERN, DENNY AND ZOOK,
                                                INC., Its general partner


                                                By:  /s/ David P. Malm
                                                     --------------------------
                                                Its:
                                                     --------------------------


                                       PHEMUS CORPORATION


                                       By:  /s/ Michael Thonis
                                            -----------------------------------
                                       Its:
                                            -----------------------------------


                                       By:  /s/ Timothy R. Palmer
                                            -----------------------------------
                                       Its:
                                            -----------------------------------


                                       /s/ Rand Galdden
                                       ----------------------------------------
                                       Rand Gladden



                                       /s/ William Romeo
                                       ----------------------------------------
                                       William Romeo



                                       /s/ David Cottrell
                                       ----------------------------------------
                                       David Cottrell



                                       /s/ Michael Jackson
                                       ----------------------------------------
                                       Michael Jackson


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